As filed with the Securities and Exchange Commission on April 6, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CoreCivic, Inc.
and Additional Subsidiary Guarantor Registrants
(See Table of Additional Registrants Below)
(Exact name of registrant as specified in its charter)
Maryland	62-1763875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5501 Virginia Way, Brentwood, Tennessee 37027
(615) 263-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Damon T. Hininger
President and Chief Executive Officer
5501 Virginia Way,
Brentwood, Tennessee 37027
(615) 263-3000
(Address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
F. Mitchell Walker, Jr., Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
(615) 742-6200
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock(4)
Preferred Stock(4)
Debt Securities
Guarantees of Debt Securities(5)
Warrants
Units
(1)
Omitted pursuant to Form S-3 General Instruction II.E.
(2)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(4)
Includes rights to acquire common stock or preferred stock of the Company under any stockholder rights plan then in effect, if applicable under the terms of any such plan.
(5)
The co-registrants listed in the table below, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with regard to the guarantees.

TABLE OF ADDITIONAL REGISTRANTS
(As Guarantors of the Debt Securities)
Exact Name of Registrants as Specified in its Charter or Organizational Document*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
ACS Corrections of Texas, L.L.C.	Texas	20-5795570
Avalon Corpus Christi Transitional Center, LLC	Texas	46-1415383
Avalon Correctional Services, Inc	Nevada	13-3592263
Avalon Transitional Center Dallas, LLC	Texas	27-4613742
Avalon Tulsa, L.L.C.	Oklahoma	20-4745035
Carver Transitional Center, L.L.C	Oklahoma	26-2901939
CCA Health Services, LLC	Tennessee	90-0432377
CCA International, LLC	Delaware	62-1310460
CCA South Texas, LLC	Maryland	47-1965310
CoreCivic, LLC	Delaware	47-5295412
CoreCivic Government Solutions, LLC	Maryland	82-3594170
CoreCivic of Tallahassee, LLC	Maryland	82-3961007
CoreCivic of Tennessee, LLC	Tennessee	62-1806755
CoreCivic TRS, LLC	Maryland	46-1705695
Correctional Alternatives, LLC	California	33-0584728
Correctional Management, Inc	Colorado	84-0970372
EP Horizon Management, LLC	Texas	26-3366300
Fort Worth Transitional Center, L.L.C	Oklahoma	26-4351322
Green Level Realty LLC	Colorado	26-1190571
National Offender Management Systems, LLC	Colorado	45-4477086
Prison Realty Management, LLC	Tennessee	62-1696286
Recovery Monitoring Solutions Corporation	Texas	75-2615494
Rocky Mountain Offender Management Systems, LLC	Colorado	84-1591279
Southern Corrections Systems of Wyoming, L.L.C	Oklahoma	06-1812920
Technical and Business Institute of America, LLC	Tennessee	38-2999108
Time to Change, Inc	Colorado	47-0868662
TransCor America, LLC(1)	Tennessee	62-1806099
Turley Residential Center, L.L.C	Oklahoma	26-2988217
*
Except where otherwise noted, the address, including zip code, of the principal executive offices of each subsidiary guarantor listed above is c/o CoreCivic, Inc., 5501 Virginia Way, Brentwood, Tennessee 37027, and the telephone number, including area code, is (615) 263-3000. The guarantors may change from time to time as reflected in subsequent amendments to this Registration Statement.

(1)
The address, including zip code, of the principal executive office of TransCor America, LLC is 646 Melrose Avenue, Nashville, Tennessee 37211, and the telephone number, including area code, is (615) 251-7008.

PROSPECTUS

CORECIVIC, INC.
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the New York Stock Exchange under the symbol “CXW.” On April 5, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $8.97 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 6, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making, nor will we make, an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
When we refer to “CoreCivic,” “we,” “our,” “us” and the “Company” in this prospectus, we mean CoreCivic, Inc. and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
You can also access our SEC filings through the Investor Relations page of our website at www.corecivic.com. Information on our website does not constitute part of this prospectus or any prospectus supplement and is not incorporated by reference into this prospectus or any prospectus supplement.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after this prospectus will automatically update and supersede the corresponding information contained in this prospectus or in documents filed earlier with the SEC.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021 (including the portions of the Company’s proxy statement on Schedule 14A for the Company’s 2021 Annual Meeting of Stockholders filed with the SEC on March 30, 2021 that are incorporated by reference therein);

•	our Current Report on Form 8-K filed with the SEC on April 6, 2021; and
•	the description of our common stock set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on April 6, 2021.
We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after this prospectus and prior to the completion or termination of any offering pursuant to this prospectus. Notwithstanding the foregoing, information that we furnish under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
Each document referred to above is available over the Internet on the SEC’s website at www.sec.gov and on our website at www.corecivic.com. We will also furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to:
CoreCivic, Inc.
5501 Virginia Way, Brentwood, Tennessee 37027
Attention: Investor Relations
(615) 263-3000

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain, and any related prospectus supplements, other offering materials and documents deemed to be incorporated by reference herein or therein may contain, statements as to our beliefs and expectations of the outcome of future events that are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of current or historical fact contained herein, including statements regarding our future financial position, business strategy, budgets, projected costs and plans, and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “projects,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with:
•
changes in government policy (including the United States Department of Justice (“DOJ”) not renewing or entering into contracts as a result of President Biden’s January 2021 Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities (two agencies of the DOJ, the Federal Bureau of Prisons, and the United States Marshals Service, utilize our services)), legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, and the impact of any changes to immigration reform and sentencing laws;

•
our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances;

•
changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds;

•	general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy;
•
fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations;

•
the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of the novel coronavirus (“COVID-19”);

•	government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention and reentry facilities, including the facilities we operate;
•
the location and duration of shelter in place orders and other restrictions associated with COVID-19 that disrupt the criminal justice system, along with government policies on prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities;

•
whether revoking our real estate investment trust (“REIT”) election, effective January 1, 2021, and our revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits;

•
our ability to successfully identify and consummate future development and acquisition opportunities and our ability to successfully integrate the operations of our completed acquisitions and realize projected returns resulting therefrom;

•	increases in costs to develop or expand real estate properties that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as the effects of, and delays caused by, COVID-19, weather, the availability of labor and materials, labor conditions, delays in obtaining legal approvals, unforeseen engineering, archeological or environmental problems, and cost inflation, resulting in increased construction costs;
•	our ability, following our revocation of our REIT election, to identify and initiate service opportunities that were unavailable under the REIT structure;
•	our ability to have met and maintained qualification for taxation as a REIT for the years we elected REIT status; and
•	the availability of debt and equity financing on terms that are favorable to us, or at all.
Any or all of our forward-looking statements contained or incorporated by reference in this prospectus or any related prospectus supplements may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Our statements can be affected by inaccurate assumptions we might make or by known or unknown risks, uncertainties and assumptions, including the risks, uncertainties, and assumptions described in the section entitled “Risk Factors” beginning on page 6 of this prospectus and any related prospectus supplements, in our Annual Report on Form 10-K for the year ended December 31, 2020, and in any other reports we file with the SEC from time to time.
Readers are cautioned not to place undue reliance on these forward-looking statements contained or incorporated by reference in this prospectus, which speak only as of the date of this prospectus or the date of the incorporated document, as the case may be. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

THE COMPANY
We are a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We are the nation’s largest owner of partnership correctional, detention, and residential reentry facilities and one of the largest prison operators in the United States. We also believe, based on square footage, that we are the largest private owner of real estate used by government agencies in the U.S. Through three segments, CoreCivic Safety, CoreCivic Community, and CoreCivic Properties, we provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a network of residential reentry centers to help address America's recidivism crisis, and government real estate solutions. We have been a flexible and dependable partner for government for more than 35 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good.
As of December 31, 2020, through our CoreCivic Safety segment, we operated 47 correctional and detention facilities, 42 of which we owned, with a total design capacity of approximately 70,000 beds. Through our CoreCivic Community segment, we owned and operated 27 residential reentry centers with a total design capacity of approximately 5,000 beds. In addition, through our CoreCivic Properties segment, we owned 15 properties for lease to third parties and used by government agencies, totaling 2.7 million square feet.
In addition to providing fundamental residential services, our correctional, detention, and residential reentry facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training, and substance abuse treatment. These services are intended to help reduce recidivism and to prepare offenders for their successful reentry into society upon their release. We also provide or make available to offenders certain health care (including medical, dental, and mental health services), food services, and work and recreational programs.
On August 5, 2020, we announced that our Board of Directors (the “Board”) unanimously approved a plan to revoke our REIT election and become a taxable C Corporation, effective January 1, 2021. As a result, we are no longer required to operate under REIT rules, including the requirement to distribute at least 90% of our taxable income to our stockholders, which will provide us with greater flexibility to use our free cash flow. Beginning January 1, 2021, we are subject to federal and state income taxes on our taxable income at applicable tax rates, and are no longer entitled to a tax deduction for dividends paid.
We are a Maryland corporation formed in 1983. Our principal executive offices are located at 5501 Virginia Way, Brentwood, Tennessee 37027, and our telephone number at that location is (615) 263-3000.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information; Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds of any offering for general corporate purposes, which may include, but are not limited to, repayment of debt, repurchases of outstanding shares of common stock, dividends, acquisitions, investments, working capital, investments in our subsidiaries, and capital expenditures. Net proceeds may be temporarily invested prior to use. We may also deposit the net proceeds with banks.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our charter, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:
•	300,000,000 shares of common stock, $0.01 par value (the “Common Stock”); and
•	50,000,000 shares of preferred stock, $0.01 par value (the “Preferred Stock”).
Description of Common Stock
Voting Rights. Each holder of our Common Stock is entitled to one vote per share of Common Stock on all matters to be voted on by our stockholders. Notwithstanding the foregoing, holders of Common Stock shall not be entitled to vote on any proposal to amend provisions of our charter setting forth the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualification, or terms or conditions of redemption of a class or series of Preferred Stock, if the proposed amendment would not alter the contract rights of the Common Stock.
Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all its assets, engage in a share exchange, or convert into a different type of entity, unless the transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation, however, may provide in its charter for approval of such matters by a lesser percentage, but not less than a majority of the votes entitled to be cast on the matter. Our charter provides for approval of such matters by the affirmative vote of a majority of the votes entitled to be cast.
Special Meetings. Special meetings of stockholders may be called by our president, chairman of the Board, a majority of our Board or a committee of our Board that has been duly designated by the Board and whose powers and authority include the power to call such meetings and must be called by our secretary on a written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.
Dividends and Rights Upon Liquidation. After the provisions with respect to preferential dividends of any class or series of Preferred Stock, if any, shall have been satisfied, then, and not otherwise, all Common Stock will participate equally in dividends payable to holders of shares of Common Stock when and as declared by the Board at their discretion out of funds legally available therefor. In the event of voluntary or involuntary dissolution or liquidation of the Company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Stock, the holders of Common Stock shall, subject to the additional rights, if any, of the holders of Preferred Stock, be entitled to receive all of the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders.
Other Rights and Preferences. Holders of our Common Stock have no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions
Maryland Business Combination Law
Under the MGCL, certain “business combinations” (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange and, in circumstances specified in the MGCL, an asset transfer or issuance or reclassification of equity securities. After the five-year moratorium, any such business combination must be approved by 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and by two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with, which, or with whose affiliate, the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the Common Stock or otherwise be in the best interests of the stockholders.
Maryland Control Share Acquisitions Law
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of which voting power can be exercised or directed by the acquiror, by officers of the corporation or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power; (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any and all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require the corporation to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
“Control share acquisition” does not include (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.
As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our Board may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute. If we become subject to the Maryland control share acquisition statute, these provisions of the MGCL may delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the Common Stock or otherwise be in the best interests of the stockholders, and there can be no assurance that such provision will not be amended or eliminated by our Board at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:
•	a classified board,

•	a two-thirds vote requirement for removing a director,
•	a requirement that the number of directors be fixed only by vote of the directors,
•
a requirement that a vacancy on the board be filled only by affirmative vote of a majority of the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
Through a provision in our bylaws unrelated to Subtitle 8, we already provide that a special meeting of stockholders will be called on the request of stockholders entitled to cast a majority of votes entitled to be cast. Our charter provides that the number of our directors shall be determined by resolution of the Board.
A Maryland corporation may by its charter or by a resolution of its board of directors be prohibited from electing to be subject to the provisions of Subtitle 8. We are not subject to that prohibition. If we were to elect into any or all of these provisions of Subtitle 8 of the MGCL, it could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.
Amendment of Organizational Documents
Except for amendments that are permitted to be made without stockholder approval, our charter may be amended, after approval by our Board, by the affirmative vote of a majority of the votes entitled to be cast by stockholders on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at a Board meeting. In addition, our stockholders may amend the bylaws, if the amendment is proposed by a stockholder, or a group of no more than five stockholders, owning at least one percent or more of our Common Stock for at least one year and the proposal is approved by the affirmative vote of the majority of all votes entitled to be cast by stockholders. The stockholders may not amend the provisions of the bylaws relating to indemnification of directors and officers or the limitations in the bylaws on the stockholders' ability to amend the bylaws, in either case without the approval of the Board.
Restrictions on Ownership and Transfers of Stock
Our charter currently references certain restrictions on the ownership and transfer of our Common Stock which, among other purposes, were intended to assist us in complying with applicable Internal Revenue Code of 1986, as amended (the “Code”) requirements. However, as a result of our revocation of our REIT election, effective as January 1, 2021, the Board determined that these restrictions are no longer applicable as of such date.
Transfer Agent
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.
Description of Preferred Stock
We are authorized to issue 50,000,000 shares of preferred stock, $0.01 par value per share.
Our charter authorizes our Board, without stockholder action, to authorize the issuance of one or more series of Preferred Stock with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions as may be fixed by the Board.
Voting Rights. The holders of Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings, except as required by law, or as expressly provided for in our charter.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Regions Bank, as successor-in-interest to U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “CoreCivic,” “we,” “our” or “us” refer to CoreCivic, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2).
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7).
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV).
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving corporation or the successor person (if other than CoreCivic) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1).
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or CoreCivic and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
if a series of debt securities is subject to guarantee, such guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by the applicable guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of CoreCivic; or
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12).
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7).

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8).
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5).
Modification and Waiver
We, the guarantors and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to release any guarantor from any of its obligations under its guarantee of the indenture (to the extent permitted by the indenture);
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to allow any guarantor to execute a supplemental indenture or guarantee with respect to the applicable securities;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	release any guarantor from any of its obligations under its guarantee or the indenture, except as permitted by the indenture;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3).
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us or any guarantor of debt securities of that series with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we or the guarantors may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we and the guarantors may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•
we or the guarantor must irrevocably deposit with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
we or the guarantors must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4).

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF GUARANTEES
To the extent provided in the applicable supplement to this prospectus, the debt securities offered and sold pursuant to this prospectus may be guaranteed by one or more guarantors. Each guarantee will be issued under a supplement to the applicable indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following, to the extent applicable:
•	the series of debt securities to which the guarantees apply;
•	whether the guarantees are secured or unsecured;
•	whether the guarantees are senior, senior subordinated or subordinated;
•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and
•	any additional terms of the guarantees.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC,

Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Bass, Berry & Sims PLC, Miles & Stockbridge P.C., Lietchy, McGinnis, Berryman & Bowen, LLP, Brownstein Hyatt Farber Schreck, LLP and McAfee & Taft will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of CoreCivic, Inc. and the subsidiary guarantors. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of CoreCivic, Inc. and its consolidated subsidiaries appearing in CoreCivic, Inc.’s Annual Report Form on 10-K for the year ended December 31, 2020, including the schedule appearing therein, and the effectiveness of CoreCivic, Inc. and its consolidated subsidiaries’ internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$ (1)
Fees and expenses of the trustee	$ (2)
Printing expenses	$ (2)
Legal fees and expenses	$ (2)
Accounting fees and expenses	$ (2)
Miscellaneous	$ (2)
Total	$ (1)(2)
(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
Registrants Incorporated or Organized in Maryland
CoreCivic, Inc.
CoreCivic, Inc. is a corporation incorporated under the laws of the State of Maryland. The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s charter provides that, to the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors or officers of corporations, no person who at any time was or is a director or officer of the Company shall be personally liable to the Company or its stockholders for money damages.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity against reasonable expenses incurred in the proceeding in which the director or officer was successful. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or an officer upon the corporation’s receipt of (1) a written affirmation by the director, officer or employee of his or her good faith belief that he/she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met.
The Company’s bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify a director or officer, including any director or officer of the Company who serves at the express request of the Company as an officer or director of another corporation or other enterprise, who is made a party or witness to any proceeding by reason of such status against any loss, liability, judgment, penalty, fine, settlement or expense (including attorneys’ fees actually incurred by him or her in connection with the proceeding). In addition, the Company’s bylaws provide that the Company shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer made a party or witness to a proceeding by reason of such status, provided that the Company shall have received (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification and (2) a written undertaking (which need not be secured) by or on such person’s behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met.
The Company has entered into indemnification agreements with its directors and certain of its officers. The indemnification agreements contractually obligate the Company to indemnify, and advance expenses on behalf of, persons party thereto in connection with claims, suits or proceedings arising as a result of such person’s service as a director or officer of the Company, in accordance with the terms of the indemnification agreements.
The Company also maintains directors’ and officers’ liability insurance to insure against losses arising from claims made against its directors and certain of its officers, subject to the limitations and conditions set forth in such policies.
Maryland Limited Liability Company Guarantors
Each of CCA South Texas, LLC, CoreCivic TRS, LLC, CoreCivic of Tallahassee, LLC and CoreCivic Government Solutions, LLC (collectively the “Maryland LLC Guarantors”) is a limited liability company organized under the laws of the State of Maryland. The Maryland Limited Liability Company Act provides, that, unless otherwise provided by law or unless otherwise agreed, a limited liability company has the power to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the limited liability company’s articles of organization or operating agreement.
The limited liability company operating agreements of the Maryland LLC Guarantors provide that the Maryland LLC Guarantors shall indemnify and hold harmless the member, any affiliate of the member, and any officer, director, employee, or agent of the Maryland LLC Guarantors, the member or any of its affiliates, from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Maryland LLC Guarantors.
Tennessee Limited Liability Company Guarantors
Each of CCA Health Services, LLC, CoreCivic of Tennessee, LLC, Prison Realty Management, LLC, Technical and Business Institute of America, LLC and TransCor America, LLC (collectively, the “Tennessee LLC Guarantors”) are limited liability companies formed under the laws of the State of Tennessee. The Tennessee Limited Liability Company Act and the Tennessee Revised Limited Liability Company Act (collectively, the “Tennessee LLC Acts”) both provide that a limited liability company may indemnify officers of the limited liability company and, in the case of a member-managed limited liability company, members of the limited liability company made a party to a proceeding because of such individual’s capacity as a responsible person of the limited liability company against liability incurred in such proceeding if (1) the individual acted in good faith; (2) the individual reasonably believed, in the case of conduct in his or her official capacity with the limited liability company, that such individual’s conduct was in the best interest of the limited liability company and, in all other cases, that such individual’s conduct was at least not opposed to the best interests of the limited liability company; and (3) in a criminal proceeding, the individual had no reasonable cause to believe such individual’s conduct was unlawful. The Tennessee LLC Acts also generally provide that a limited liability company may not indemnify a responsible person in connection with a proceeding by or in the right of the limited liability company in which the responsible person was adjudged liable to the limited liability company or in connection with certain proceedings in which such responsible person was adjudged liable on the basis that personal benefit was improperly received by such person. Additionally, limited liabilities companies are generally required under the Tennessee LLC Acts to indemnify a responsible person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a responsible person against reasonable expenses incurred by the person in connection with the proceeding. The Tennessee LLC Acts also generally permit a limited liability company to advance reasonable expenses incurred by a responsible person of such limited liability company who is a party to a proceeding in advance of the final disposition of that proceeding if (1) the responsible person furnishes to the limited liability company a written affirmation of good faith belief that the person has met the standard of conduct necessary for indemnification and a written undertaking to repay the advance if the responsible person is determined not to be entitled to indemnification and (2) a determination is made on behalf of the limited liability company as required under the Tennessee LLC Acts, as applicable, that indemnification of such responsible person would not be precluded.
The Tennessee LLC Acts prohibit indemnification if a responsible person is adjudged liable (1) for a breach of the duty of loyalty to the limited liability company or its members; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (3) for authorizing, as a manager or member of the limited liability company, a wrongful distribution prohibited by Section 48-237-101 of the Tennessee Limited Liability Company Act or an unlawful distribution prohibited by Section 48-249-307 of the Tennessee Revised Limited Liability Company Act, as applicable.
Under the Tennessee LLC Acts, a limited liability company may purchase and maintain insurance on behalf of a person who is or was a member, officer or other responsible person of the limited liability company against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a member, officer or other responsible person, as applicable, whether or not the limited liability company would be permitted to indemnify such person against the same liability under the applicable provisions of the Tennessee LLC Acts.
The articles of organization and/or the operating agreements of CCA Health Services, LLC, CoreCivic of Tennessee, LLC and TransCor America, LLC generally provide that such entities shall indemnify its members and officers to the fullest extent permitted by and in accordance with the Tennessee LLC Acts.
Delaware Limited Liability Company Guarantors
Each of CCA International, LLC and CoreCivic, LLC (collectively, the “Delaware LLC Guarantors”) are limited liability companies formed under the laws of the state of Delaware. The Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement (none of which are contained in the limited liability company agreement for the Delaware LLC Guarantors), a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director or officer of the Company who serves at the express request of the Company as an officer of another corporation or other enterprise, subject to the limitations set forth in the bylaws of the Company as previously described.
California Limited Liability Company Guarantor
Correctional Alternatives, LLC (“Correctional Alternatives”) is a limited liability company formed under the laws of the state of California. Section 17704.08(a) of the California Revised Uniform Limited Liability Company Act (“CRULLCA”) provides that a limited liability company shall reimburse for any payment made and indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member’s or manager’s activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with the fiduciary duties provided under Section 17704.09 of CRULLCA. However, Section 17701.10(g) of CRULLCA provides that a limited liability company’s operating agreement may alter or eliminate the indemnification for a member or manager provided by Section 17704.08(a) and may eliminate or limit a member’s or manager’s liability to the limited liability company and members for money damages, except for (1) a breach of the duty of loyalty, (2) a financial benefit received by the member or manager to which the member or manager is not entitled, (3) a member’s liability for excess distributions under Section 17704.06 of CRULLCA, (4) intentional infliction of harm on the limited liability company or a member, and (5) an intentional violation of criminal law.

CRULLCA also provides that a limited liability company may purchase and maintain insurance on behalf of any person against liability asserted against or incurred by that person even if, under Section 17701.10(g) of CRULLCA, the operating agreement could not eliminate or limit the person’s liability to the limited liability company for the conduct giving rise to the liability.
The limited liability company operating agreement of Correctional Alternatives provides that Correctional Alternatives shall indemnify and hold harmless the member, any affiliate of the member, and any officer, director, employee, or agent of Correctional Alternatives, the member or any of its affiliates, from and against any claim, loss, damage, liability, or reasonable expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, Correctional Alternatives. Additionally, neither the member, any affiliate of the member, nor any officer, director, employee or agent of Correctional Alternatives, the member or any of its affiliates shall be liable, responsible or accountable in damages or otherwise to Correctional Alternatives or the member by reason of, or arising from, the operations or affairs of, or any action taken or failure to act on behalf of, Correctional Alternatives except for his, her or its gross negligence or willful misconduct.
Colorado Guarantor
Correctional Management, Inc. and Time to Change, Inc. are corporations, each incorporated under the laws of the state of Colorado (collectively, the “Colorado Corporation Guarantors”), and Green Level Realty LLC, Rocky Mountain Offender Management Systems, LLC and National Offender Management Systems, LLC, are limited liability companies, each organized under the laws of the state of Colorado (collectively, the “Colorado LLC Guarantors”). Under the Colorado Business Corporation Act, each person who is or was a director or officer will be indemnified as summarized as follows:
a)
Unless limited by its articles of incorporation, a person who is wholly successful, on the merits or otherwise, in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director of a corporation shall be indemnified against reasonable expenses (including attorneys’ fees) in connection with such suit or proceeding;

b)
Except as provided in subparagraph (c) below, a director may be indemnified by a corporation against both (1) reasonable expenses (including attorneys’ fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in the best interests of the corporation, or in all other cases that his conduct was not opposed to the best interests of the corporation, and with respect to any criminal action, he had no reasonable cause to believe his conduct was unlawful; provided that a corporation may not indemnify the director if the director is found liable to the corporation in connection with a suit or proceeding by or in the right of the corporation or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

c)	In connection with a suit or proceeding by or in the right of a corporation, indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding; and
d)
Unless limited by its articles of incorporation, officers shall, and employees, fiduciaries and agents of a corporation may, be indemnified to the same extent as directors as described in (a), (b) and (c).

The articles of incorporation of Correctional Management, Inc. generally provide that the corporation shall indemnify, to the fullest extent permitted by and in accordance with the Colorado Business Corporation Act, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
The Colorado Limited Liability Company Act provides that a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company. The operating agreements of each of the Colorado LLC Guarantors generally provide that each Colorado LLC Guarantor shall indemnify its member for all costs, losses liabilities and damages paid by such member in connection with the business of such Colorado LLC Guarantor, to the fullest extent permitted by law.
Oklahoma Limited Liability Company Guarantors
Avalon Tulsa, L.L.C., Carver Transitional Center, L.L.C., Fort Worth Transitional Center, L.L.C., Southern Corrections Systems of Wyoming, L.L.C., and Turley Residential Center, L.L.C. (the “Oklahoma LLC Guarantors”) are limited liability companies organized under the laws of the state of Oklahoma. Section 2003 of Title 18 of the Oklahoma Statutes provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, in the articles of organization or operating agreement of the company. Section 2017 of Title 18 of the Oklahoma Statutes provides that the articles of organization or operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in any proceeding because the person is or was a member or manager, but no provision may limit or eliminate the liability of a manager for (i) any breach of the manager’s duty of loyalty to the company or its members, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any transaction from which the manager derived an improper personal benefit. Section 2017 also provides that the articles of organization or operating agreement may define the scope of any duties owed by the members or managers to the company, if the limitation is not manifestly unreasonable, but a definition may not eliminate the duty of loyalty or the obligation of good faith and fair dealing.
The operating agreements of each of the Oklahoma LLC Guarantors provide that such limited liability company shall indemnify and hold harmless its member, any affiliate of the member, and any officer, director, employee, or agent of the company, the member or any of its affiliates (each an “Indemnitee”) from and against any claim, loss, damage, liability, or reasonable expense,(including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by any such Indemnitee by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the company.
Nevada Corporation Guarantor
Avalon Correctional Services, Inc. is a corporation incorporated under the laws of the state of Nevada. Nevada Revised Statutes (“NRS”) 78.7502 permits a corporation to indemnify, pursuant to that statutory provision, a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification pursuant to such statutory provisions may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Pursuant to NRS 78.751(2), unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, a corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation, and the articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. Such indemnification and advancement do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless otherwise ordered by a court, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action. NRS 78.751(1) further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding of the type referred to in NRS 78.7502(1) or (2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.
The amended and restated articles of incorporation of Avalon Correctional Services, Inc. generally limit the personal liability of the corporation’s directors to the fullest extent permitted under Nevada law. The bylaws of Avalon Correctional Services, Inc. generally provide that the corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by applicable law, and also provide for the advancement of expenses conditioned on the corporation’s receipt of an undertaking to repay the advanced amounts if it is ultimately determined by a court that the recipient is not entitled to be indemnified.
Texas Limited Liability Company Guarantors
Recovery Monitoring Solutions Corporation is a corporation incorporated under the laws of the State of Texas (the “Texas Corporation Guarantor”) and ACS Corrections of Texas, L.L.C., Avalon Corpus Christi Transitional Center, LLC, Avalon Transitional Center Dallas, LLC, and EP Horizon Management, LLC (collectively, the “Texas LLC Guarantors”) are limited liability companies organized under the laws of the State of Texas.
Chapter 101 of the Texas Business Organizations Code (“TBOC”) relates specifically to limited liability companies. Section 101.402 of the TBOC permits a limited liability company to indemnify members, managers, officers or assignees of membership interests in the company and to purchase or procure or establish and maintain liability insurance or another arrangement for such members, managers, officers and assignees of membership interests in the company, subject to such standards, and restrictions, if any, as are set forth in its articles of organization or in its company agreement. Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.
The operating agreements of the Texas LLC Guarantors provide for the indemnification of the Member (as defined in each of the operating agreements) and each of their officers, directors, employees and agents.
Chapter 8 of the TBOC applies broadly to “enterprises,” including a domestic corporation but excluding a limited liability company. Sections 8.101 and 8.102 of the TBOC provide that an enterprise may indemnify any governing person (which term excludes officers), former governing person, or a delegate who was, is, or is threatened to be made a respondent or defendant in (i) a threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), (ii) an appeal of such an action or proceeding, or (iii) an inquiry or investigation that could lead to such an action or proceeding against judgments and reasonable expenses actually incurred, which expenses include reasonable attorneys’ fees, costs, penalties, settlements, fines, and excises or similar taxes in connection with a proceeding, if that person (x) acted in good faith, (y) reasonably believed, in the case of conduct in that person’s official capacity, that the person’s conduct was in the enterprise’s best interests and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (z) in the case of a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to any action in which a person has been found liable to the enterprise or found liable because the person improperly received a personal benefit, indemnification is limited to reasonable expenses actually incurred by that person in connection with the proceeding and will not include a judgment, penalty, fine, excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law. Section 8.105 of the TBOC provides that an enterprise may indemnify a person who is not a governing person, including officers, agents or employees, and, in the case of officers, shall indemnify such officers to the same extent that indemnification is required for a governing person.
Section 8.151 of the TBOC also provides that an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify and hold harmless an existing or former governing person, delegate, officer, employee or agent against any liability asserted against and incurred by the person in that capacity or arising out of the person’s status in that capacity, and such insurance or other arrangement may apply without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability.
The bylaws of the Texas Corporation Guarantor provide that the Texas Corporation Guarantor shall indemnify its directors, officers and employees against all expenses and liabilities, reasonably incurred by or imposed upon such person in connection with any proceeding to which such person may become involved by reason of being or having been a director, officer, employee or agent of the Texas Corporation Guarantor or being or serving at the request of the Texas Corporation Guarantor as a director, officer, employee or agent, or any settlement thereof, whether or not such person is a director, officer, employee or agent at the time such expenses are incurred, except in the case where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that, in the event of settlement, the indemnification shall apply only when the Texas Corporation Guarantor’s board of directors approves such settlement and reimbursement as being for the best interests of the Texas Corporation Guarantor. The bylaws further provide that the Texas Guarantor Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Texas Guarantor Corporation or is or was serving at the request of the Texas Guarantor Corporation as a director, officer, employee or agent, the indemnity against expenses of suit, litigation or other proceedings to the extent permitted by applicable law. The bylaws provide that the board of directors of the Texas Guarantor Corporation may direct the purchase of liability insurance by way of implementing the foregoing provisions governing indemnification.
Item 16.	Exhibits
(a) Exhibits
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

3.1
Articles of Amendment and Restatement of the Company (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2013 and incorporated herein by this reference).

3.2	Articles of Amendment of the Company (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 10, 2016 and incorporated herein by this reference).

3.3
Ninth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 22, 2018 and incorporated herein by this reference).

4.1
Indenture, dated as of September 25, 2015, by and between the Company and Regions Banks, successor-in-interest to U.S. Bank National Association, as Trustee (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the SEC on September 25, 2015 and incorporated herein by this reference).

Exhibit Number	Description
4.2
Specimen of certificate representing shares of the Company’s Common Stock (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 10, 2016 and incorporated herein by this reference).

4.3*	Form of Note.

4.4*	Form of Warrant.

4.5*	Form of Warrant Agreement.

4.6*	Form of Guarantee of Debt Securities.

4.7*	Form of Unit Agreement.

5.1	Opinion of Bass, Berry & Sims PLC.

5.2	Opinion of Miles & Stockbridge P.C, as to matters of Maryland law.

5.3	Opinion of Brownstein Hyatt Farber Schreck, LLP, as to matters of Nevada law.

5.4	Opinion of Brownstein Hyatt Farber Schreck, LLP, as to matters of Colorado law.

5.5	Opinion of McAfee & Taft, as to matters of Oklahoma law.

5.6	Opinion of Liechty, McGinnis, Berryman & Bowen, LLP, as to matters of Texas law.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.2).

23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.3 and 5.4).

23.4	Consent of McAfee & Taft (included in Exhibit 5.5).

23.5	Consent of Liechty, McGinnis, Berryman & Bowen, LLP (included in Exhibit 5.6).

23.6	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature pages hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Regions Bank, as trustee under the indenture filed as Exhibit 4.1 above.
*	To be filed by post-effective amendment, as applicable, or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
CoreCivic, Inc.

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Mark A. Emkes	April 6, 2021
Mark A. Emkes
Chairman of the Board of Directors

/s/ Donna M. Alvarado	April 6, 2021
Donna M. Alvarado
Director

/s/ Robert J. Dennis	April 6, 2021
Robert J. Dennis
Director

/s/ Stacia A. Hylton	April 6, 2021
Stacia A. Hylton
Director

/s/ Harley G. Lappin	April 6, 2021
Harley G. Lappin
Director

/s/ Anne L. Mariucci	April 6, 2021
Anne L. Mariucci
Director

/s/ Thurgood Marshall, Jr.	April 6, 2021
Thurgood Marshall, Jr. Director

/s/ Devin I. Murphy	April 6, 2021
Devin I. Murphy Director

/s/ Charles L. Overby	April 6, 2021
Charles L. Overby
Director

/s/ John R. Prann, Jr.	April 6, 2021
John R. Prann, Jr. Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
CoreCivic TRS, LLC

By: CoreCivic, Inc., its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
President and Chief Executive Officer (Principal Executive Officer) and Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of CoreCivic, Inc., the Sole Member of Registrant

/s/ Mark A. Emkes	April 6, 2021
Mark A. Emkes
Chairman of the Board of Directors of CoreCivic, Inc., the Sole Member of Registrant

/s/ Donna M. Alvarado	April 6, 2021
Donna M. Alvarado
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Robert J. Dennis	April 6, 2021
Robert J. Dennis
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Stacia A. Hylton	April 6, 2021
Stacia A. Hylton
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Harley G. Lappin	April 6, 2021
Harley G. Lappin
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Anne L. Mariucci	April 6, 2021
Anne L. Mariucci
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Thurgood Marshall, Jr.	April 6, 2021
Thurgood Marshall, Jr.
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Devin I. Murphy	April 6, 2021
Devin I. Murphy
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Charles L. Overby	April 6, 2021
Charles L. Overby
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ John R. Prann, Jr.	April 6, 2021
John R. Prann, Jr.
Director of CoreCivic, Inc., the Sole Member of Registrant

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
CoreCivic, LLC

By: CoreCivic, Inc., its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
President and Chief Executive Officer (Principal Executive Officer) and Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of CoreCivic, Inc., the Sole Member of Registrant

/s/ Mark A. Emkes	April 6, 2021
Mark A. Emkes
Chairman of the Board of Directors of CoreCivic, Inc., the Sole Member of Registrant

/s/ Donna M. Alvarado	April 6, 2021
Donna M. Alvarado
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Robert J. Dennis	April 6, 2021
Robert J. Dennis
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Stacia A. Hylton	April 6, 2021
Stacia A. Hylton
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Harley G. Lappin	April 6, 2021
Harley G. Lappin
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Anne L. Mariucci	April 6, 2021
Anne L. Mariucci
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Thurgood Marshall, Jr.	April 6, 2021
Thurgood Marshall, Jr.
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Devin I. Murphy	April 6, 2021
Devin I. Murphy
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Charles L. Overby	April 6, 2021
Charles L. Overby
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ John R. Prann, Jr.	April 6, 2021
John R. Prann, Jr.
Director of CoreCivic, Inc., the Sole Member of Registrant

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
CoreCivic of Tallahassee, LLC

By:	/s/ Damon T. Hininger
Damon T. Hininger Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
CCA South Texas, LLC

By: CoreCivic, Inc., its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
President and Chief Executive Officer (Principal Executive Officer) and Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of CoreCivic, Inc., the Sole Member of Registrant

/s/ Mark A. Emkes	April 6, 2021
Mark A. Emkes
Chairman of the Board of Directors of CoreCivic, Inc., the Sole Member of Registrant

/s/ Donna M. Alvarado	April 6, 2021
Donna M. Alvarado
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Robert J. Dennis	April 6, 2021
Robert J. Dennis
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Stacia A. Hylton	April 6, 2021
Stacia A. Hylton
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Harley G. Lappin	April 6, 2021
Harley G. Lappin
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Anne L. Mariucci	April 6, 2021
Anne L. Mariucci
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Thurgood Marshall, Jr.	April 6, 2021
Thurgood Marshall, Jr.
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Devin I. Murphy	April 6, 2021
Devin I. Murphy
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Charles L. Overby	April 6, 2021
Charles L. Overby
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ John R. Prann, Jr.	April 6, 2021
John R. Prann, Jr.
Director of CoreCivic, Inc., the Sole Member of Registrant

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
Correctional Alternatives, LLC

By: CoreCivic, Inc., its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
President and Chief Executive Officer (Principal Executive Officer) and Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of CoreCivic, Inc., the Sole Member of Registrant

/s/ Mark A. Emkes	April 6, 2021
Mark A. Emkes
Chairman of the Board of Directors of CoreCivic, Inc., the Sole Member of Registrant

/s/ Donna M. Alvarado	April 6, 2021
Donna M. Alvarado
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Robert J. Dennis	April 6, 2021
Robert J. Dennis
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Stacia A. Hylton	April 6, 2021
Stacia A. Hylton
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Harley G. Lappin	April 6, 2021
Harley G. Lappin
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Anne L. Mariucci	April 6, 2021
Anne L. Mariucci
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Thurgood Marshall, Jr.	April 6, 2021
Thurgood Marshall, Jr.
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Devin I. Murphy	April 6, 2021
Devin I. Murphy
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ Charles L. Overby	April 6, 2021
Charles L. Overby
Director of CoreCivic, Inc., the Sole Member of Registrant

/s/ John R. Prann, Jr.	April 6, 2021
John R. Prann, Jr.
Director of CoreCivic, Inc., the Sole Member of Registrant

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
Avalon Correctional Services, Inc.

By:	/s/ Damon T. Hininger
Damon T. Hininger Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
Chief Executive Officer (Principal Executive Officer) and Chairman of the Board

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director

/s/ Cole Carter	April 6, 2021
Cole Carter
Director

/s/ Patrick D. Swindle	April 6, 2021
Patrick D. Swindle
Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
CoreCivic of Tennessee, LLC

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
President and Chief Executive Officer (Principal Executive Officer)

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
TransCor America, LLC

/s/ Curtiss D. Sullivan
By:	Curtiss D. Sullivan Chief Manager and President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Curtiss D. Sullivan	April 6, 2021
Curtiss D. Sullivan
Chief Manager and President (Principal Executive Officer)

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.

ACS Corrections of Texas, L.L.C.
Avalon Corpus Christi Transitional Center, LLC
Avalon Tulsa, L.L.C.
Carver Transitional Center, L.L.C.
EP Horizon Management, LLC
Fort Worth Transitional Center, L.L.C.
Southern Corrections Systems of Wyoming, L.L.C.
Turley Residential Center, L.L.C.

By: Avalon Correctional Services, Inc. its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
ON BEHALF OF THE FOLLOWING INCORPORATED CO-REGISTRANTS:

ACS Corrections of Texas, L.L.C.
Avalon Corpus Christi Transitional Center, LLC
Avalon Tulsa, L.L.C.
Carver Transitional Center, L.L.C.
EP Horizon Management, LLC
Fort Worth Transitional Center, L.L.C.
Southern Corrections Systems of Wyoming, L.L.C.
Turley Residential Center, L.L.C.

/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
Chairman of the Board and Chief Executive Officer (Principal Executive Officer) of Avalon Correctional Services Inc., the Sole Member of Registrant

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of Avalon Correctional Services Inc., the Sole Member of Registrant

/s/ Cole Carter	April 6, 2021
Cole Carter
Director of Avalon Correctional Services Inc., the Sole Member of Registrant

/s/ Patrick D. Swindle	April 6, 2021
Patrick D. Swindle
Director of Avalon Correctional Services Inc., the Sole Member of Registrant

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
Correctional Management, Inc.

By:	/s/ Shannon Carst
Shannon Carst President and Managing Director
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
Chief Executive Officer (Principal Executive Officer)

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director

/s/ Patrick Swindle	April 6, 2021
Patrick Swindle
Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.

CCA Health Services, LLC
CCA International, LLC
Prison Realty Management, LLC
Technical and Business Institute of America, LLC
Avalon Transitional Center Dallas, LLC
CoreCivic Government Solutions, LLC

By: CoreCivic of Tennessee, LLC, its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
ON BEHALF OF THE FOLLOWING CO-REGISTRANTS:
CCA Health Services, LLC CCA International, LLC Prison Realty Management, LLC Technical and Business Institute of America, LLC Avalon Transitional Center Dallas, LLC CoreCivic Government Solutions, LLC

/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
President and Chief Executive Officer (Principal Executive Officer) of CoreCivic of Tennessee, LLC, the Sole Member of Registrant

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of CoreCivic of Tennessee, LLC, the Sole Member of Registrant

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
Time to Change, Inc.

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
Recovery Monitoring Solutions Corporation

By:	/s/ Terry Fain
Terry Fain President and General Manager
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Terry Fain	April 6, 2021
Terry Fain
President, General Manager (Principal Executive Officer) and Director

/s/ Will Hajek	April 6, 2021
Will Hajek
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
Director

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Director

/s/ Cole G. Carter	April 6, 2021
Cole G. Carter
Director

/s/ Patrick D. Swindle	April 6, 2021
Patrick D. Swindle
Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
Green Level Realty, LLC

By: Time to Change, Inc., its sole member

By:	/s/ Damon T. Hininger
Damon T. Hininger President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
/s/ Damon T. Hininger	April 6, 2021
Damon T. Hininger
President and Chief Executive Officer (Principal Executive Officer) and Director of Time to Change, Inc., the Sole Member of Registrant

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of Time to Change, Inc., the Sole Member of Registrant

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on the 6th day of April, 2021.
Rocky Mountain Offender Management Systems, LLC National Offender Management Systems, LLC

By:	Recovery Monitoring Solutions Corporation, its sole member
By:	/s/ Damon T. Hininger
Damon T. Hininger
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Garfinkle and Damon T. Hininger, or either of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
ON BEHALF OF THE FOLLOWING CO-REGISTRANTS:
Rocky Mountain Offender Management Systems, LLC National Offender Management Systems, LLC
/s/ Terry Fain	April 6, 2021
Terry Fain
President, General Manager (Principal Executive Officer) and Director of Recovery Monitoring Solutions Corporation, the Sole Member of Registrant

/s/ Will Hajek	April 6, 2021
Will Hajek
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of Recovery Monitoring Solutions Corporation, the Sole Member of Registrant

/s/ David M. Garfinkle	April 6, 2021
David M. Garfinkle
Director of Recovery Monitoring Solutions Corporation, the Sole Member of Registrant

/s/ Cole G. Carter	April 6, 2021
Cole G. Carter
Director of Recovery Monitoring Solutions Corporation, the Sole Member of Registrant

/s/ Patrick D. Swindle	April 6, 2021
Patrick D. Swindle
Director of Recovery Monitoring Solutions Corporation, the Sole Member of Registrant